UJB FINANCIAL CORP.                                                                                 Exhibit (28)E
CONSOLIDATED AVERAGE BALANCE SHEETS WITH RESULTANT INTEREST AND RATES
(Tax-Equivalent Basis, dollars in thousands)

                                                               Six Months Ended June 30
                                              -------------------------------------------------------------
                                                             1994                            1993
                                              -----------------------------   -----------------------------
                                                Average             Average     Average             Average
                                                Balance    Interest  Rate       Balance    Interest  Rate
                                              ------------ -------- -------   ------------ -------- -------
ASSETS
Interest earning assets:
  Federal funds sold and securities purchased
    under agreements to resell               $     17,796 $     441   5.00 % $     37,466 $     588   3.16 %
  Interest bearing deposits with banks             16,462       260   3.18         12,580       183   2.93
  Trading account securities                       31,070       501   3.25         29,470       758   5.19
  Investment securities available for sale      1,013,055    26,791   5.29        797,751    16,936   4.25
  Investment securities:
    U.S. Government and Federal agencies        1,476,123    42,744   5.79      2,175,365    74,085   6.81
    States and political subdivisions             305,356    16,732  10.96        359,092    19,463  10.84
    Other securities                            1,392,941    36,643   5.26        370,332    11,833   6.39
                                              ------------ -------- -------   ------------ -------- -------
      Total investment securities               3,174,420    96,119   6.06      2,904,789   105,381   7.26
                                              ------------ -------- -------   ------------ -------- -------
  Loans:
    Commercial                                  4,334,420   154,303   7.18      4,374,133   151,374   6.98
    Mortgage                                    2,351,292    91,001   7.74      2,324,701    96,650   8.32
    Instalment                                  2,029,672    79,152   7.86      2,044,319    85,279   8.41
                                              ------------ -------- -------   ------------ -------- -------
      Total loans                               8,715,384   324,456   7.51      8,743,153   333,303   7.69
                                              ------------ -------- -------   ------------ -------- -------
      Total interest earning assets            12,968,187   448,568   6.98     12,525,209   457,149   7.36
                                              ------------ -------- -------   ------------ -------- -------
Non-interest earning assets:
  Cash and due from banks                         870,606                         820,284
  Allowance for loan losses                      (248,074)                       (265,528)
  Other assets                                    576,174                         608,527
                                              ------------                    ------------
      Total non-interest earning assets         1,198,706                       1,163,283
                                              ------------                    ------------
TOTAL ASSETS                                 $ 14,166,893                    $ 13,688,492
                                              ============                    ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest bearing liabilities:
  Savings and time deposits                  $  5,440,575    54,448   2.02   $  5,304,562    63,935   2.43
  Other time deposits                           2,903,765    55,274   3.84      3,509,692    76,122   4.37
  Commercial certificates of deposit
    $100,000 and over                             285,131     4,608   3.26        259,519     3,754   2.92
                                              ------------ -------- -------   ------------ -------- -------
      Total interest bearing deposits           8,629,471   114,330   2.67      9,073,773   143,811   3.20
                                              ------------ -------- -------   ------------ -------- -------
  Commercial paper                                 43,903       752   3.45         70,791     1,028   2.93
  Other borrowed funds                          1,246,591    26,586   4.30        791,873    15,203   3.87
  Long-term debt                                  214,290     9,159   8.62        220,053     9,980   9.15
                                              ------------ -------- -------   ------------ -------- -------
    Total interest bearing liabilities         10,134,255   150,827   3.00     10,156,490   170,022   3.38
                                              ------------ -------- -------   ------------ -------- -------
Non-interest bearing liabilities:
  Demand deposits                               2,828,694                       2,447,566
  Other liabilities                               197,857                         141,102
                                              ------------                    ------------
    Total non-interest bearing liabilities      3,026,551                       2,588,668
Shareholders' equity                            1,006,087                         943,334
                                              ------------                    ------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY   $ 14,166,893                    $ 13,688,492
                                              ============                    ============
Net interest income (tax-equivalent basis)                  297,741   3.98 %                287,127   3.98 %
                                                                    =======                         =======
Tax-equivalent basis adjustment                              (7,586)                         (8,186)
                                                           ---------                       ---------
Net Interest Income                                       $ 290,155                       $ 278,941
                                                           =========                       =========
Net Interest Income as a Percent of Interest
  Earning Assets (tax-equivalent basis)                               4.63 %                          4.62 %
                                                                    =======                         =======

Note: -The tax-equivalent adjustment was computed based on a Federal income tax rate of 35% for 1994 and 1993.
      -Average balances and rates include non-accruing and renegotiated loans.
      -Certain 1993 loan balances have been restated for comparative purposes.
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